                                 EXHIBIT 10.117

                   LEASE AGREEMENT WITH THE APOLLO GROUP, INC.
                     FOR A PORTION OF WINDY POINT I BUILDING

                            WINDY POINT OF SCHAUMBURG

                                  OFFICE LEASE

                                     BETWEEN

                        WINDY POINT OF SCHAUMBURG L.L.C.
                                   as Landlord

                                       AND

                             THE APOLLO GROUP, INC.
                                    as Tenant

Dated:  November 16, 2001

                                TABLE OF CONTENTS
                                -----------------

1     DEMISE AND TERM..............................................    2

2     RENT.........................................................    2
      A.    Definitions............................................    2
            -----------
      B.    Components of Rent.....................................    4
            ------------------
      C.    Payment of Rent........................................    5
            ---------------

3     USE. ........................................................    6

4     CONDITION OF PREMISES........................................    6
      A.    Initial Condition......................................    6
            ------------------
      B.    Americans With Disabilities Act........................    7
            -------------------------------
      C.    Environmental Protection...............................    7
            ------------------------

5     BUILDING SERVICES............................................    9
      A.    Basic Services.........................................    9
            --------------
      B.    Electricity............................................    9
            -----------
      C.    Telephones.............................................   10
            ----------
      D.    Additional Services....................................   11
            -------------------
      E.    Access.................................................   11
            ------
      F.    Failure or Delay in Furnishing Services................   12
            ---------------------------------------

6     RULES AND REGULATIONS........................................   12

7     CERTAIN RIGHTS RESERVED TO LANDLORD..........................   13

8     MAINTENANCE AND REPAIRS......................................   14

9     ALTERATIONS..................................................   14
      A.    Requirements...........................................   14
            ------------
      B.    Liens..................................................   15
            -----

10    INSURANCE....................................................   15
      A.    Tenant's Insurance.....................................   15
            ------------------
      B.    Landlord's Insurance...................................   16
            --------------------
      C.    Mutual Waiver of Subrogation...........................   16
            ----------------------------

11    WAIVER AND INDEMNITY.........................................   17
      A.    Waiver.................................................   17
            ------
      B.    Tenant's Indemnity.....................................   17
            ------------------
      C.    Landlord's Indemnity...................................   18
            --------------------

12    FIRE AND CASUALTY..............................................  18

13    CONDEMNATION...................................................  19

14    ASSIGNMENT AND SUBLETTING......................................  20
      A.    Landlord's Consent.......................................  20
            ------------------
      B.    Standards for Consent....................................  21
            ---------------------

15    SURRENDER......................................................  21

16    DEFAULTS AND REMEDIES..........................................  22
      A.    Default..................................................  22
            -------
      B.    Right of Re-Entry........................................  22
            -----------------
      C.    Reletting................................................  22
            ---------
      D.    Termination of Lease.....................................  23
            --------------------
      E.    Other Remedies...........................................  23
            --------------
      F.    Bankruptcy...............................................  23
            ----------
      G.    Waiver of Trial by Jury..................................  23
            -----------------------
      I.    Default by Landlord......................................  23
            -------------------

17    HOLDING OVER...................................................  24

18    INTENTIONALLY DELETED..........................................  24

19    [INTENTIONALLY DELETED]........................................  24

20    ESTOPPEL CERTIFICATES..........................................  24

21    SUBORDINATION..................................................  24

22    QUIET ENJOYMENT................................................  25

23    BROKER.........................................................  25

24    NOTICES........................................................  26

25    MISCELLANEOUS..................................................  27
      A.    Successors and Assigns...................................  27
            ----------------------
      B.    Entire Agreement.........................................  27
            ----------------
      C.    Time of Essence..........................................  27
            ---------------
      D.    Execution and Delivery...................................  27
            ----------------------
      E.    Severability.............................................  27
            ------------

      F.    Governing Law............................................   27
            -------------
      G.    Attorneys' Fees..........................................   27
            ---------------
      H.    Joint and Several Liability..............................   27
            ---------------------------
      I.    Force Majeure............................................   27
            -------------
      J.    Captions.................................................   28
            --------
      K.    No Waiver................................................   28
            ---------
      L.    No Recording.............................................   28
            ------------
      M.    Limitation of Liability..................................   28
            -----------------------
      N.    Counterparts.............................................   28
            ------------

26.   PARKING........................................................   28

27.   EXTENSION OPTION...............................................   29
      A.    Extension Option.........................................   29
            ----------------
      B.    Terms....................................................   30
            -----
      C.    Amendment................................................   32
            ---------
      D.    Termination..............................................   32
            -----------

28.   EXCLUSIVITY....................................................   33
      A.    Exclusive Use............................................   33
            -------------
      B.    Exclusivity..............................................   33
            -----------
      C.    Enforcement..............................................   33
            -----------

29.   SIGNAGE........................................................   34

30.   TEMPORARY SPACE................................................   34

31.   AUTHORITY......................................................   35


EXHIBIT A - Plan of Premises.........................................  A-1
EXHIBIT B - Rules and Regulations....................................  B-1
EXHIBIT C - Work Letter Agreement....................................  C-1
      Schedule 1 - Base Building Standards
      Schedule 2 - The Space Plan
      Schedule 3 - The Apollo Tenant Standards
      Schedule 4 - Contractor's Insurance Requirements
EXHIBIT D - Suite Acceptance Agreement...............................  D-1
EXHIBIT E - Plan of Temporary Space..................................  E_1
EXHIBIT F - Form of SNDA.............................................  F_1

                                  OFFICE LEASE

         THIS LEASE is made as of November 16, 2001, between WINDY POINT OF SCHAUMBURG L.L.C., a Delaware limited liability company, having an address at c/o Fifield Realty Corp., 20 North Wacker Drive, Chicago, Illinois 60606 ("Landlord"), and THE APOLLO GROUP, INC., an Arizona corporation, having an address at c/o Apollo Development Corp., 4615 East Elwood Street, Suite 160, Phoenix, Arizona 85040 ("Tenant"), for space in the building at 1500 McConnor Parkway, in the office complex known as Windy Point of Schaumburg (such building, including the land upon which the building and related facilities are situated, being herein referred to as the "Building"). The following schedule (the "Schedule") sets forth certain basic terms of this Lease:

                                    SCHEDULE
                                    --------

 1.      Premises:.................................    A)  Suite 700
                                                       B)  Approximately 28,322
                                                           rentable square feet
  Base Rent:
  ---------

                        Rate of Annual
                        --------------
                         Base Rent per     2. Rate of
                         -------------        -------
                           Rentable          Annual
                           --------          ------
      Month of Term       Square Foot       Base Rent      3.  Monthly Base
      -------------       -----------       ---------          ------------
                                                                    Rent
                                                                    ----


         1 - 3                - 0 -              - 0 -                 - 0 -

         4 - 12              $16.85        $477,225.72             $39,768.81

        13 - 24               17.27         489,156.36              40,763.03

        25 - 36               17.70         501,385.20              41,782.10

        37 - 48               18.15         513,919.92              42,826.66

        49 - 60               18.60         526,767.84              43,897.32

        61 - 72               19.06         539,937.12              44,994.76

        73 - 84               19.54         553,435.56              46,119.63

        85 - 87               20.03         567,271.44              47,272.62


 4.      Tenant's Proportionate Share:.......................          15.15%
 5.      Security Deposit:...................................            None
 6.      Scheduled Commencement Date:........................   April 1, 2002
 7.      Scheduled Expiration Date:..........................   June 30, 2009
 8.      Guarantor:..........................................            None
 9.      Broker(s):...............   Fifield Realty Corp., Todd Gould Company
                                                  and Apollo Development Corp.
10.      Brokerage Agreement:.......        Prospect Registration Policy dated
                                            July 26, 2001, between Fifield
                                            Companies and Todd Gould Company

         1. DEMISE AND TERM. Landlord leases to Tenant and Tenant leases from Landlord the premises (the "Premises") described in Item 1 of the Schedule and shown on the plan attached hereto as Exhibit A, subject to the covenants and conditions set forth in this Lease, for a term (the "Term") commencing on the date (the "Commencement Date") which is the earlier to occur of (a) the date described in Item 6 of the Schedule, or (b) the date that Tenant takes occupancy of the Premises for the conduct of business, and expiring on the date (the "Expiration Date") that is the last day of the 87th full calendar month of the Term, unless terminated earlier as otherwise provided in this Lease. The Commencement Date is subject to deferment as provided in Paragraph 6 of the Work Letter Agreement attached hereto as Exhibit C (the "Work Letter Agreement") based upon the terms and conditions set forth therein. Tenant shall complete and furnish to Landlord, on or before occupancy of the Premises, the Suite Acceptance Agreement attached hereto as Exhibit D, which shall acknowledge the actual Commencement Date and Expiration Date. In addition to the Premises, Tenant shall have the right to use, in common with Landlord and all other tenants and occupants of the Building, all portions of the Building designated by Landlord for the common use of tenants and occupants, including, without limitation, entrances and exits, hallways and elevators.

         2.   RENT.

         A.   Definitions.  For purposes of this Lease, the following terms
              -----------
shall have the following meanings:

                   (i)   "Expenses" shall mean all expenses, costs and

         disbursements (other than Taxes) paid or incurred by Landlord in connection with the ownership, management, maintenance, operation, replacement and repair of the Building. Expenses shall not include: (a) costs of tenant alterations and expenses for the preparation of leasable space or other work which Landlord performs in leasable space for any tenant and or prospective tenant of the Building; (b) costs of capital improvements (except for costs of any capital improvements (1) made or installed for the purpose of reducing Expenses or (2) made or installed pursuant to governmental requirement or insurance requirement, which costs shall be amortized by Landlord over the useful life of the improvement in accordance with sound accounting and management principles [and provided that with respect to costs of the type described in clause (1), the amortized amount included in Expenses in any year shall not exceed the savings in Expenses that occur in such year as a result of the capital improvement]); (c) interest and principal payments on mortgages and depreciation expenses (except interest on the cost of any capital improvements for which amortization may be included in the definition of Expenses) or any rental payments on any ground leases (except for rental payments which constitute reimbursement for Taxes and Expenses), and all other costs, including legal fees, transfer taxes, land trust fees, recording taxes and any other charges in connection with the transfer of ownership in the Building; (d) advertising expenses and leasing commissions; (e) any cost or expenditure for which Landlord is or will be reimbursed or indemnified, whether by insurance proceeds or otherwise (including insurance proceeds paid to Landlord due to a casualty), except through Adjustment Rent (hereinafter defined); (f) the cost of any kind of service furnished to any other tenant in the Building which Landlord does not generally make available to all tenants in the Building; (g) legal expenses of negotiating leases and amendments and incurred in connection with lease disputes; (h) overhead and administrative costs of Landlord not directly incurred in the operation and maintenance of the Building; (i) expenses incurred for replacement of any item to the extent that it is covered under warranty, and the cost of correcting defects in the initial construction of the Building or any common areas, provided, however, that repairs resulting from ordinary wear and tear shall not be deemed to be defects; (j) accounting and legal fees relating to the construction, leasing or sale of the Building; (k) any interest or penalty incurred due to the late payment of any operating expense and/or real estate tax (provided Tenant has paid all Adjustment Rent on a timely basis); (l) the cost of any penalty or fine incurred for noncompliance with any applicable law, code, ordinance, statute or governmental regulation; (m) any personal property taxes of Landlord for equipment or items not used in the operation or maintenance of the Building; (n) any management fees at a rate in excess of the rate then generally charged by property managers of comparable buildings in Schaumburg, Illinois; (o) payroll and payroll-related and other expenses related to any employees of Landlord above the level of Building Manager or equivalent operational level or not working full-time on the management or operation of the Building, provided that such expenses of part-time workers may be included if equitably allocated to reflect actual time spent on the Building; (p) any costs or expenses to acquire sculpture, paintings or other works of art; (q) the cost of overtime or other expense to Landlord in performing work expressly provided in this Lease to be borne at Landlord's expense; (r) all expenses directly resulting from the negligence or willful misconduct of the Landlord, its agents, servants or other employees;
         (s) all bad debt loss, rent loss or reserve for bad debt or rent loss;
         (t) payroll and payroll related expenses for any employees in commercial concessions operated by the Landlord; or (u) any amount paid to an entity related to Landlord which exceeds the amount that would have been paid for comparable goods or services in an arms-length transaction between unrelated parties in said market. Expenses shall be determined on a cash or accrual basis, as Landlord may elect (provided Landlord shall not change such method of determining Expenses during the Term).

                   (ii) "Rent" shall mean Base Rent, Adjustment Rent and any other sums or charges due by Tenant hereunder.

                   (iii) "Rentable" shall mean the area of the applicable space determined in accordance with the Standard Method for Measuring Floor Area in Office Buildings, ANSI 765.1-1996, as promulgated by the Building Owners and Managers Association (BOMA) International.

                   (iv) "Taxes" shall mean all taxes, assessments and fees levied upon the Building, the property of Landlord located therein or the rents collected therefrom, by any governmental entity based upon the ownership, leasing, renting or operation of the Building, including all costs and expenses of protesting any such taxes, assessments or fees. Taxes shall not include any net income, capital stock, succession, transfer, franchise, gift, estate or inheritance taxes; provided, however, if at any time during the Term, a tax or excise on income is levied or assessed by any governmental entity, in lieu of or as a substitute for, in whole or in part, real estate taxes or other ad
                                                                              --
         valorem taxes, such tax shall constitute and be included in Taxes. For
         -------
         the purposes of determining Taxes for any given year, the amount to be included for such year (a) from special assessments payable in installments shall be the amount of the installments (and any interest) due and payable during such year, and (b) from all other Taxes shall at Landlord's election either be the amount accrued, assessed or otherwise imposed for such year or the amount due and payable in such year (provided Landlord shall not change such method of determining Taxes during the Term and the method selected by Landlord shall be consistently applied in accordance with Generally Accepted Accounting Principles).

                   (v) "Tenant's Proportionate Share" shall mean the percentage set forth in Item 4 of the Schedule which has been determined by dividing the rentable square feet in the Premises (i.e., the number of rentable square feet stated in Item 1B of the Schedule) by the rentable square feet in the Building (i.e., 186,921).

         B.   Components of Rent.  Tenant agrees to pay the following amounts
              ------------------
to Landlord at the office of the Building or at such other place as Landlord designates:

                   (i) Base rent ("Base Rent") to be paid in monthly installments in the amount set forth in Item 3 of the Schedule in advance on or before the first day of each month of the Term, except that Tenant shall pay the fourth month's Base Rent upon execution of this Lease.

                   (ii) Adjustment rent ("Adjustment Rent") in an amount equal to Tenant's Proportionate Share of (a) the Expenses for any calendar year and (b) the Taxes for any calendar year. Tenant shall not be obligated to pay Adjustment Rent for the first three months of the Term. Prior to each calendar year, Landlord shall estimate the amount of Adjustment Rent due for such year, and Tenant shall pay Landlord one-twelfth of such estimate on the first day of each month during such year. Such estimate may be revised by Landlord whenever it obtains information relevant to making such estimate more accurate. After the end of each calendar year, Landlord shall deliver to Tenant a report setting forth the actual Expenses and Taxes for such calendar year and a statement of the amount of Adjustment Rent that Tenant has paid and is payable for such year. Within thirty days after receipt of such report, Tenant shall pay to Landlord the amount of Adjustment Rent due for such calendar year minus any payments of Adjustment Rent made by Tenant for such year. If Tenant's estimated payments of Adjustment Rent exceed the amount due Landlord for such calendar year, Landlord shall apply such excess as a credit against Tenant's other obligations under this Lease or promptly refund such excess to Tenant if the Term has already expired, provided Tenant is not then in default hereunder, in either case without interest to Tenant.

              (iii) Solely for purposes of calculating Tenant's Adjustment Rent, Controllable Expenses for any year of the Term shall not be deemed to exceed Controllable Expenses for the immediately preceding year of the Term by more than 5%. "Controllable Expenses" shall mean only those items of Expenses where the cost or expense thereof shall be within the reasonable ability of Landlord to control (specifically excluded from Controllable Expenses, without limitation, are the costs and expenses of electricity, fuels, insurance and snow-plowing and the wages of union employees [and the costs and expenses of independent contractors who may employ union employees]). Such limitation on Controllable Expenses shall apply only to Controllable Expenses and not to other items of Expenses or Taxes and shall not limit or otherwise affect Tenant's obligations regarding the payment of any component of Rent other than the Controllable Expenses component of Adjustable Rent.

         C.   Payment of Rent. The following provisions shall govern the payment
              ---------------
of Rent: (i) if this Lease commences or ends on a day other than the first day or last day of a calendar year, respectively, the Rent for the year in which this Lease so begins or ends shall be prorated and the monthly installments shall be adjusted accordingly; (ii) except as otherwise expressly provided herein, all Rent shall be paid to Landlord without offset or deduction, and the covenant to pay Rent shall be independent of every other covenant in this Lease;
(iii) if during all or any portion of any year the Building is not at least 95% rented and occupied, Landlord may elect to make an appropriate adjustment of Expenses and/or Taxes for such year to determine the Expenses and/or Taxes that would have been paid or incurred by Landlord had the Building been 95% rented and occupied for the entire year and the amount so determined shall be deemed to have been the Expenses and/or Taxes for such year; (iv) any sum due from Tenant to Landlord which is not paid when due shall bear interest from the date due until the date paid at the annual rate of 12% per annum, but in no event higher than the maximum rate permitted by law (the "Default Rate"); and, in addition, Tenant shall pay Landlord a late charge for any Rent payment which is paid more than five days after its due date equal to 5% of such payment (provided Tenant shall not be liable for such 5% late charge or such interest the first two times Tenant fails to timely pay Rent when due in any calendar year unless, with respect to each such incidence, such failure continues for more than five days after written notice); (v) if changes are made to this Lease or the Building changing the number of square feet contained in the Premises or in the Building, Landlord shall make an appropriate adjustment to Tenant's Proportionate Share;
(vi) Tenant shall have the right, upon reasonable prior written notice to Landlord, to inspect Landlord's accounting records relative to Expenses and Taxes during normal business hours at any time within 120 days following the furnishing to Tenant of the annual statement of Adjustment Rent; and, unless Tenant shall take written exception to any item in any such statement within such 120-day period, such statement shall be considered as final and accepted by Tenant. Tenant must timely pay all Adjustment Rent billed by Landlord pending the outcome of its inspection or any audit of Landlord's accounting records. If Tenant makes such timely written exception, Landlord and Tenant shall act in good faith to resolve any dispute. If Landlord and Tenant are unable to resolve the dispute within 30 days, then by written notice to Landlord given not later than 35 days after the date Tenant made the written exception, Tenant may require that an audit as to the proper amount of Adjustment Rent for such period shall be performed by an independent certified public accounting firm selected by Tenant, but subject to Landlord's reasonable approval, which audit shall be final and conclusive. If Tenant fails to timely make a written exception or to timely require an audit by an independent accounting firm, Landlord's statement shall be considered as final and accepted by Tenant. If the results of such audit reveal that Tenant has overpaid or underpaid Adjustment Rent for the applicable year, Landlord shall pay to Tenant such overpayment or Tenant shall pay to Landlord such underpayment, as applicable, within 30 days after the results of such audit are reported to the parties. Tenant agrees to pay the entire cost of such audit unless it is determined that Landlord's original determination of the Adjustment Rent for the year in issue was in error by more than 3%, in which case Landlord agrees to pay the cost of such audit. If Tenant makes a written exception to an item in Landlord's statement and the audit reveals an error in such item for any prior year in addition to the year in question, such error for the prior year shall also be addressed in the manner set forth above; (vii) in the event of the termination of this Lease prior to the determination of any Adjustment Rent, Tenant's agreement to pay any such sums and Landlord's obligation to refund any such sums (provided Tenant is not in default hereunder) shall survive the termination of this Lease; (viii) no adjustment to the Rent by virtue of the operation of the rent adjustment provisions in this Lease shall result in the payment by Tenant in any year of less than the Base Rent shown on the Schedule;
(ix) Landlord may at any time change the fiscal year of the Building; (x) each amount owed to Landlord under this Lease for which the date of payment is not expressly fixed shall be due on the same date as the Rent listed on the statement showing such amount is due; (xi) if Landlord fails to give Tenant an estimate of Adjustment Rent prior to the beginning of any calendar year, Tenant shall continue to pay Adjustment Rent at the rate for the previous calendar year until Landlord delivers such estimate; and (xii) Tenant shall be entitled to Tenant's Proportionate Share of any refund of Operating Expenses or Taxes received by Landlord, but only to the extent Tenant paid a share of the Operating Expenses or Taxes being refunded.

         3.   USE.   Tenant agrees that it shall occupy and use the Premises
only as business offices and as classrooms for adult education and for no other purposes. Tenant shall comply with all federal, state and municipal laws, ordinances and regulations and all covenants, conditions and restrictions of record applicable to Tenant's use or occupancy of the Premises. Without limiting the foregoing, Tenant shall not cause, nor permit, any hazardous or toxic substances to be brought upon, produced, stored, used, discharged or disposed of in, on or about the Premises without the prior written consent of Landlord and then only in compliance with all applicable environmental laws.

         4.   CONDITION OF PREMISES.

         A.   Initial Condition. Tenant's taking possession of the Premises
              -----------------
shall be conclusive evidence that the Premises were in good order and satisfactory condition when Tenant took possession, subject to "Punchlist Items" described in the Work Letter Agreement. No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Building (or to provide Tenant with any credit or allowance for the same), and no representation regarding the condition of the Premises or the Building, have been made by or on behalf of Landlord or relied upon by Tenant, except as stated in the Work Letter Agreement.

         B.  Americans With Disabilities Act. The parties acknowledge that the
             -------------------------------
Americans With Disabilities Act of 1990 (42 U.S.C. (S) 12101 et seq.) and regulations and guidelines promulgated thereunder, as amended and supplemented from time to time (collectively referred to herein as the "ADA"), establish requirements under Title III of the ADA ("Title III") pertaining to business operations, accessibility and barrier removal, and that such requirements may be unclear and may or may not apply to the Premises and the Building. Tenant further acknowledges and agrees that to the extent that Landlord prepares, reviews or approves any of plans or specifications relating to leasehold improvements in the Premises, such action shall in no event be deemed any representation or warranty that the same comply with any requirements of the ADA. Notwithstanding anything to the contrary in this Lease, the parties hereby agree to allocate responsibility for Title III compliance as follows: (a) Landlord shall be responsible, at its expense, for causing the base building restrooms, elevator lobbies and common areas within the Building to comply with the requirements of the ADA in effect as of the Commencement Date; (b) Landlord shall perform, at Tenant's expense, any so-called Title III "path of travel" requirements triggered by Tenant's performance of any construction activities or alterations in the Premises after substantial completion of the Work; (c) Landlord shall be responsible for causing the base building restrooms and elevator lobbies within the Premises and the common areas of the Building to comply with the requirements of the ADA as they may be changed or modified after the Commencement Date, provided Landlord may include the expenses of such compliance in Expenses (if and to the extent allowed pursuant to Section 2A(i)(b)); and (d) except as provided in clauses (a), (b) and (c), Tenant shall be responsible for all Title III compliance and costs in connection with the Premises, including structural work, if any, and including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease. Except as set forth above with respect to Landlord's Title III obligations, Tenant shall be solely responsible for all other requirements under the ADA relating to Tenant or any affiliates or persons or entities related to Tenant, operations of Tenant or such affiliates or related parties, or the Premises, including, without limitation, requirements under Title I of the ADA pertaining to Tenant's employees.

         C.  Environmental Protection.
             ------------------------

             (i) Tenant, on behalf of itself, its agents, its employees and its contractors, shall not cause or permit to occur (excluding acts of Landlord, other tenants of the Building and their respective agents, employees and contractors or anyone else not under the direct control of Tenant except as otherwise specifically provided above):

                    (1) any violation of any federal, state or local law, ordinance or regulation related to environmental conditions in or about the Building, including, but not limited to, improvements or alterations made to the Premises at any time by Tenant, its agents or contractors, or

                     (2) the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances (as hereinafter defined) in or about the Building, or the transportation to or from the Building of any Hazardous Substances (save and except reasonable quantities of normal office products such as cleaners, solvents and toners, all of which shall be stored and used by Tenant, at its expense, in compliance with all applicable laws).

    Tenant, on behalf of itself, its agents, its employees and its contractors, shall comply with each federal, state and local law, ordinance and regulation related to environmental conditions in or about the Premises or Tenant's use of the Premises, including, without limitation, all reporting requirements and the performance of any cleanups required by any governmental authorities. Tenant shall indemnify, defend and hold harmless Landlord and its employees from and against all fines, suits, claims, actions, damages, liabilities, costs and expenses (including reasonable attorneys' and consultants' fees) asserted against or sustained by any such person or entity and arising out of or in any way connected with a breach by Tenant of this Section 4C (including any action brought by any governmental authority or other regulatory body), which obligations shall survive the expiration or termination of this Lease.

             (ii) Landlord, on behalf of itself, its agents, its employees and its contractors, shall not cause or permit to occur (excluding acts of Tenant, other tenants of the Building and their respective agents, employees and contractors or anyone else not under the direct control of Landlord except as otherwise specifically provided above):

                     (1) any violation of any federal, state or local law, ordinance or regulation related to environmental conditions in or about the Building, including, but not limited to, improvements or alterations made to the Building at any time by Landlord, its agents or contractors, or

                     (2) the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances in or about the Building, or the transportation to or from the Building of any Hazardous Substances (save and except reasonable quantities of normal cleaning and janitorial products, sanitary sewage and solid wastes, all of which shall be stored, disposed and used by Landlord, at its expense, in compliance with all applicable laws).

    Landlord, on behalf of itself, its agents, its employees and its contractors, shall comply with each federal, state and local law, ordinance and regulation related to environmental conditions in or about the Building, including, without limitation, all reporting requirements and the performance of any cleanups required by any governmental authorities. The costs and expenses of such compliance may be included in Expenses unless prohibited pursuant to Section 2A(i). Landlord shall indemnify, defend and hold harmless Tenant and its employees from and against all fines, suits, claims, actions, damages, liabilities, costs and expenses

         (including reasonable attorney's and consultant's fees) asserted against or sustained by any such person or entity and arising out of or in any way connected with a breach by Landlord of this Section 4C (including any action brought by any governmental authority or other regulatory body), which obligations shall survive the expiration or termination of this Lease.

             (iii) As used in this Section 4C, "Hazardous Substances" shall include, without limitation, flammables, explosives, radioactive materials, asbestos containing materials (ACMs), polychlorinated biphenyls (PCBs), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances, petroleum and petroleum products, chlorofluorocarbons (CFCs), medical wastes and substances declared to be hazardous or toxic under any federal, state or local law, ordinance or regulation.

         5.  BUILDING SERVICES.

         A.  Basic Services. Landlord shall furnish the following services: (i)
             --------------
heating and air conditioning to provide a temperature condition required for comfortable occupancy of the Premises under normal business operations (provided Tenant, in designing the Work, has provided for the installation of sufficient HVAC facilities to service the Premises for Tenant's use). The heating and air conditioning for the Premises is provided through "heat pumps" which may be controlled by Tenant (i.e., Tenant controls the hours of operation and the temperature settings); (ii) water for drinking, and, subject to Landlord's approval, water at Tenant's expense for any private restrooms and office kitchen requested by Tenant; (iii) men's and women's restrooms at locations designated by Landlord and in common with other tenants of the Building; (iv) daily janitor service in the Premises and common areas of the Building, weekends and holidays excepted, at a level consistent with that customarily provided to tenants of comparable office buildings in the Schaumburg, Illinois, metropolitan area, including periodic outside window washing of the perimeter windows in the Premises; and (v) passenger elevator service in common with Landlord and other tenants of the Building, 24 hours a day, 7 days a week; and freight elevator service daily, weekends and holidays excepted, upon request of Tenant and subject to scheduling and charges by Landlord. For purposes of this Section 5.A, "holidays" shall mean New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas, as well as, at Landlord's election, any other day that the majority of comparable office buildings in Schaumburg, Illinois treat as a public holiday.

         B.  Electricity. Electricity shall be distributed to the Premises by
             -----------
the electric utility company serving the Building (as designated by Landlord from time to time) and Landlord shall permit Landlord's wire and conduits, to the extent available, suitable and safely capable, to be used for such distribution. Tenant at its cost shall make all necessary arrangements with the electric utility company for metering and paying for electric current furnished to the Premises. All electricity used during the performance of janitor service, or the making of any alterations or repairs in the Premises, or the operation of any special air conditioning systems serving the Premises, shall be paid for by Tenant. The heat pumps providing heating and air conditioning services for the Premises draw upon the Building's electric supply (and the costs of such electricity consumed during the Building's standard hours of operation shall be included in Expenses).

         C.  Telephones. Tenant shall be responsible for arranging for its own
             ----------
telecommunications services at the Premises. All telegraph, telephone, and electric connections which Tenant may desire shall be first approved by Landlord in writing, before the same are installed (which approval shall not be unreasonably withheld), and the location of all wires and the work in connection therewith shall be performed by contractors approved by Landlord (which approval shall not be unreasonably withheld), and shall be subject to the direction of Landlord. Landlord reserves the right to designate and control the entity or entities providing telephone or other communication cable installation, repair and maintenance in the Building and to restrict and control access to telephone cabinets, so long as in so doing, Tenant's ability to operate its business in the Premises is not materially and adversely affected. If Landlord designates a particular vendor or vendors to provide cable installation, repair and maintenance for the Building, Tenant agrees to abide by and participate in such program, so long as in so doing, Tenant's ability to operate its business in the Premises is not materially and adversely affected. Tenant shall be responsible for and shall pay all costs incurred in connection with the installation of telephone cables and related wiring in the Premises, including, without limitation, any hook-up, access and maintenance fees related to the installation of such wires and cables in the Premises and the commencement of services therein, and the maintenance thereafter of such wire and cables; and there shall be included in Expenses for the Building all installation, hook-up or maintenance costs incurred by Landlord in connection with telephone cables and related wiring in the Building which are not allocable to any individual users of such service but are allocable to the Building generally. If Tenant fails to maintain all telephone cables and related wiring in the Premises and such failure affects or interferes with the operation or maintenance of any other telephone cables or related wiring in the Building, Landlord or any vendor hired by Landlord may enter into and upon the Premises forthwith and perform such repairs, restorations or alterations as Landlord reasonably deems necessary in order to eliminate any such interference (and Landlord may recover from Tenant all of Landlord's reasonable costs in connection therewith). When reviewing and approving the locations of and specifications for telephone cables and related wiring which are installed as part of the Work or subsequent alterations by Tenant, Landlord shall specify, in writing, whether Tenant must remove such telephone cables and related wiring at the expiration or termination of this Lease. Upon expiration or termination of this Lease, Tenant shall remove all telephone cables and related wiring installed by or for Tenant which Landlord so requested Tenant to remove. Tenant agrees that neither Landlord nor any of its agents or employees shall be liable to Tenant, or any of Tenant's employees, agents, customers or invitees or anyone claiming through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action because of any interruption, diminution, delay or discontinuance at any time for any reason in the furnishing of any telecommunications service to the Premises or the Building. Notwithstanding the foregoing, the foregoing waiver shall not relieve Landlord from liability for any damage, injury, loss, expense, claim or cause of action which results from the negligence or wilful misconduct of Landlord or its agents or employees, except to the extent that any such damage, injury, loss, expense, claim or cause of action is insured against, or required to be insured against, by Tenant pursuant to Section 10 of this Lease (regardless of the amount of insurance proceeds collected or collectible under any insurance policies in effect) and except that Landlord shall in no event be liable for indirect or consequential damages or lost profits.

         D   Additional Services. The standard hours of operation of the
             -------------------
Building's heating and air conditioning systems are Monday through Friday, 8:00 a.m. to 6:00 p.m., Saturdays, 8:00 a.m. to 1:00 p.m., holidays excepted. If Tenant operates the heating and air conditioning systems serving the Premises beyond the foregoing standard hours of operation, then (i) Tenant shall pay to Landlord for such after-hours use of the heat pumps an amount equal to the product of (x) the number of hours each such heat pump is used (as indicated by the DDC program for the heat pump) multiplied by (y) the then-current hourly charge established by Landlord for operating each heat pump for heating or cooling, as the case may be (which charge shall include Landlord's electric costs, and a reasonable fee to Landlord for maintenance and repair of the heat pumps), and (ii) such operation will activate the Building's fan system, and Tenant shall pay Landlord for such after-hours operation of the Building's fan system at the then-current hourly charge established by Landlord (which charge shall include Landlord's electric costs and a reasonable fee to Landlord for maintenance and repair of the fan system). Furthermore, if due to an unusual concentration of personnel or machinery in the Premises (compared to typical office use), or an unusually large number of heat pumps serving the Premises (compared to the number of heat pumps serving the other premises in the Building), the heat pumps serving the Premises consume a disproportionate amount of electricity, Tenant shall pay the costs and charges for such excess usage to Landlord. Tenant shall pay all such costs relating to after-hours or excessive use of the heating or air conditioning systems serving the Premises within 30 days after being billed therefor.

         Landlord shall not be obligated to furnish any services other than those stated above in this Section 5. If Landlord elects to furnish services requested by Tenant in addition to those stated above, Tenant shall pay Landlord's then prevailing reasonable charges for such services. If Tenant shall fail to make any such payment and such failure continues beyond all applicable notice and cure periods, Landlord may, in addition to all other remedies available to Landlord, discontinue any additional services. No discontinuance of any such additional service shall result in any liability of Landlord to Tenant or be considered as an eviction or a disturbance of Tenant's use of the Premises. In addition, if Tenant's concentration of invitees, personnel or equipment adversely affects the temperature or humidity in the Premises or the Building, Landlord may install supplementary air conditioning units in the Premises; and Tenant shall pay for the reasonable cost of installation and maintenance thereof.

         E.  Access. Tenant's employees will have access to the Premises at all
             ------
times, subject to Landlord's reasonable security requirements and subject to Sections 5F, 7, 8, 12, 13 and 25I. The Building will have a key card system (or other comparable or superior system selected by Landlord) to limit after-hours access. In addition, the Building may have manned security desk at hours selected by Landlord. Landlord will provide Tenant with key cards for Tenant's employees (at no charge with respect to the key cards initially provided to Tenant and at a reasonable charge with respect to any replacements thereof). Tenant's invitees will be required to present appropriate identification (and/or, at Landlord's option, key cards supplied by Landlord, at Tenant's expense), for after-hours access to the Building. Tenant shall not allow any classes or other activities requiring occupancy of the Building by Tenant's students or invitees to extend beyond 11:00 p.m. or to start before 8:00 a.m. If Landlord provides after-hours manned security at the Building, Tenant shall pay its share of the cost of such service, as reasonably allocated by Landlord among the tenants based upon Landlord's reasonable determination of the after-hours use of the Building among the tenants. For purposes of this Section 5E, "after-hours" shall mean before 8:00 a.m. or after 6:00 p.m. on weekdays and at any time on weekends or holidays. Landlord shall schedule janitorial service to the Premises on weekdays after 11:00 p.m. and prior to 8:00 a.m.

         F.  Failure or Delay in Furnishing Services. Tenant agrees that
             ---------------------------------------
Landlord shall not be liable for damages for failure or delay in furnishing any service stated above if such failure or delay is caused, in whole or in part, by any one or more of the events stated in Section 25I below, nor shall any such failure or delay be considered to be an eviction or disturbance of Tenant's use of the Premises, or relieve Tenant from its obligation to pay any Rent when due, or from any other obligations of Tenant under this Lease. Notwithstanding the foregoing, if as a result of a negligent act or omission of Landlord or any employee of Landlord (as distinguished from an act or omission of Tenant or the occurrence of an event of force majeure [as defined in Section 25I hereof] or the occurrence of a fire or other casualty which is covered by Section 12 hereof), any service to the Premises as described above is not furnished to the Premises and if as a result thereof the Premises, or a "material part" (as defined below) of the Premises, is rendered untenantable or inaccessible for a period of three consecutive business days, and Tenant does not occupy the Premises, or such material part thereof which is rendered untenantable or inaccessible, during such 3-business day period, then as Tenant's sole remedies for such failure to furnish such service, (i) Base Rent and Adjustment Rent payable for such portion of the Premises which Tenant does not so occupy shall abate for the period commencing on the date of the onset of such untenantability or inaccessibility and expiring on the date such service is restored or Tenant is able to resume occupancy of the Premises or such material part thereof, as the case may be and (ii) if such period of untenantability or inaccessibility exceeds 90 consecutive days, Tenant may elect to terminate this Lease by delivery of written notice to Landlord within 15 business days after the expiration of such 90-day period. (As used herein, the phrase "material part" shall mean an amount in excess of 25% of rentable area of the Premises or an area within the Premises that is integral for Tenant's normal business operations.) For purposes of this Lease, the Premises, or a part thereof, shall be deemed to be "untenantable" if a condition exists such that the Premises, or such part thereof, cannot be used for the purpose for which it was rented.

         6. RULES AND REGULATIONS. Tenant shall observe and comply and shall cause its subtenants, assignees, invitees, employees, contractors and agents to observe and comply, with the rules and regulations listed on Exhibit B attached hereto and with such reasonable modifications and additions thereto as Landlord may make from time to time. Landlord shall not be liable for failure of any person to obey such rules and regulations. Landlord shall not be obligated to enforce such rules and regulations against any person, and the failure of Landlord to enforce any such rules and regulations. Landlord will provide Tenant with reasonable advance written notice of any modifications or additions to the rules and regulations. No such modifications may materially interfere with Tenant's normal business operations. Furthermore, if any modification or addition to the rules and regulations conflicts with any right expressly granted to Tenant in this Lease, the terms of this Lease shall control and prevail.

     7. CERTAIN RIGHTS RESERVED TO LANDLORD. Landlord reserves the following rights, each of which Landlord may exercise without notice to Tenant and without liability to Tenant, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Premises and shall not give rise to any claim for set-off or abatement of rent or any other claim: (a) to change the name or street address of the Building or the suite number of the Premises; (b) to install, affix and maintain any and all signs on the exterior or interior of the Building; (c) to make repairs, decorations, alterations, additions, or improvements, whether structural or otherwise, in and about the Building, and for such purposes to enter upon the Premises, temporarily close doors, corridors and other areas in the Building and interrupt or temporarily suspend services or use of common areas, and Tenant agrees to pay Landlord for overtime and reasonably similar expenses incurred if such work is done other than during ordinary business hours at Tenant's request;
(d) to retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises; (e) subject to Section 28, to grant to any person or to reserve unto itself the exclusive right to conduct any business or render any service in the Building; (f) to show or inspect the Premises at reasonable times and upon reasonable prior notice to Tenant and, if vacated or abandoned, to prepare the Premises for reoccupancy; (g) to install, use and maintain in and through the Premises, pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant's use of the Premises; and (h) to take any other action which Landlord deems reasonable in connection with the operation, maintenance or preservation of the Building. In the exercise of the foregoing rights, Landlord will use reasonable efforts to minimize interference with Tenant's business operations in the Premises. If, in exercising any of the foregoing reserved rights and as a result of a negligent act or omission of Landlord or any employee of Landlord (as distinguished from an act or omission of Tenant or the occurrence of an event of force majeure [as defined in Section 25I hereof] or the occurrence of a fire or other casualty which is covered by
Section 12 hereof) in connection therewith, the Premises, or a "material part" (as defined below) of the Premises, is rendered untenantable or inaccessible for a period of three consecutive business days, and Tenant does not occupy the Premises, or such material part thereof which is rendered untenantable or inaccessible, during such 3-business day period, then as Tenant's sole remedies for untenantability or inaccessibility, (i) Base Rent and Adjustment Rent payable for such portion of the Premises which Tenant does not so occupy shall abate for the period commencing on the date of the onset of such untenantability or inaccessibility and expiring on the date Tenant is able to resume occupancy of the Premises or such material part thereof, as the case may be and (ii) if such period of untenantability or inaccessibility exceeds 90 consecutive days, Tenant may elect to terminate this Lease by delivery of written notice to Landlord within 15 business days after the expiration of such 90-day notice. (As used herein, the phrase "material part" shall mean an amount in excess of 25% of rentable area of the Premises or an area within the Premises that is integral for Tenant's normal business operations.)

     8. MAINTENANCE AND REPAIRS. Landlord shall maintain in good order and repair the structural elements, roof, exterior walls and windows and public common areas of the Building, and the base Building plumbing, heating, ventilating and air conditioning systems. Subject to Tenant's obligations pursuant to this Lease, Landlord shall also perform any maintenance or make any repairs to the Building as Landlord may reasonably deem necessary for the safety, operation or preservation of the Building, or as Landlord may be required or requested to do by any governmental authority or by the order or decree of any court or by any other proper authority. The costs and expenses of Landlord's maintenance and repairs shall be included in Expenses, except to the extent prohibited pursuant to Section 2A(i)(b). Tenant, at its expense, shall maintain and keep the Premises in good order and repair at all times during the Term, subject to Sections 12 and 13 and Landlord's obligations pursuant to this Lease. In addition, Tenant shall reimburse Landlord for the cost of any repairs to the Building necessitated by the acts or omissions of Tenant, its subtenants, assignees, invitees, employees, contractors and agents, to the extent Landlord is not reimbursed for such costs under its insurance policies. Subject to the preceding sentence, Landlord shall perform any maintenance or make any repairs to the Building as Landlord shall desire or deem necessary for the safety, operation or preservation of the Building, or as Landlord may be required or requested to do by any governmental authority or by the order or decree of any court or by any other proper authority.

     9. ALTERATIONS.

     A. Requirements. Tenant shall not make any replacement, alteration,
        ------------
improvement or addition to or removal from the Premises (collectively an "alteration") without the prior written consent of Landlord. In the event Tenant proposes to make any alteration, Tenant shall, prior to commencing such alteration, submit to Landlord for prior written approval: (i) detailed plans and specifications; (ii) sworn statements, including the names, addresses and copies of contracts for all contractors; (iii) all necessary permits evidencing compliance with all applicable governmental rules, regulations and requirements;
(iv) certificates of insurance in form and amounts required by Landlord, naming Landlord and any other parties designated by Landlord as additional insureds; and (v) all other documents and information as Landlord may reasonably request in connection with such alteration. Tenant agrees to pay all out-of-pocket costs and expenses incurred by Landlord for review of all such items and supervision of the alteration. Neither approval of the plans and specifications nor supervision of the alteration by Landlord shall constitute a representation or warranty by Landlord as to the accuracy, adequacy, sufficiency or propriety of such plans and specifications or the quality of workmanship or the compliance of such alteration with applicable law. Tenant shall pay the entire cost of the alteration and, if the cost of the alteration, together with all related alterations, will exceed $100,000 and if requested by Landlord, shall deposit with Landlord prior to the commencement of the alteration, security for the payment and completion of the alteration in form and amount reasonably required by Landlord (not to exceed 50% of the estimated cost of the alteration). Notwithstanding the foregoing, no consent shall be necessary for any decorative or cosmetic alteration (or related alteration) that (i) costs less than $100,000 (provided such alteration is not part of related alterations which cost, in the aggregate, more than $100,000 ), (ii) does not require the issuance of a building permit, (iii) does not adversely affect the structural elements of the Building or the base Building mechanical, electrical or plumbing systems, the common areas of the

Building or the use by other tenants in the Building of their demised premises,
(iv) does not affect the architectural aesthetics of the Building or the appearance of any part of the Building outside the Premises and (v) does not involve the introduction or disturbance of any Hazardous Materials (provided that even if Landlord's consent is not necessary for such an alteration, the following provisions of this Section 9A shall apply). Each alteration shall be performed in a good and workmanlike manner, in accordance with the plans and specifications approved by Landlord, and shall meet or exceed the standards for construction and quality of materials established by Landlord for the Building. In addition, each alteration shall be performed in compliance with all applicable governmental and insurance company laws, regulations and requirements. Each alteration shall be performed by union contractors if required by Landlord and in harmony with Landlord's employees, contractors and other tenants. Each alteration, whether temporary or permanent in character, made by Landlord or Tenant in or upon the Premises (excepting only Tenant's furniture, equipment and trade fixtures) shall become Landlord's property and shall remain upon the Premises at the expiration or termination of this Lease without compensation to Tenant; provided, however, that Landlord shall have the right to require Tenant to remove such alteration at Tenant's sole cost and expense in accordance with the provisions of Section 15 of this Lease. Notwithstanding anything contained in this Section 9A to the contrary, if Landlord gives its consent or approval, pursuant to the provisions of this
Section 9A, to allow Tenant to make any alterations in the Premises, Landlord agrees to notify Tenant in writing at the time of the giving of such consent or approval whether Landlord will require Tenant to remove such alterations at the termination or expiration of this Lease.

     B.  Liens. Upon completion of any alteration, Tenant shall promptly furnish
         -----
Landlord with sworn owner's and contractors statements and full and final waivers of lien covering all labor and materials included in such alteration. Tenant shall not permit any mechanic's lien to be filed against the Building, or any part thereof, arising out of any alteration performed, or alleged to have been performed, by or on behalf of Tenant. If any such lien is filed, Tenant shall within 25 days thereafter have such lien released of record or deliver to Landlord a bond in form, amount, and issued by a surety satisfactory to Landlord, indemnifying Landlord against all costs and liabilities resulting from such lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to have such lien so released or to deliver such bond to Landlord, Landlord, without investigating the validity of such lien, may pay or discharge the same; and Tenant shall reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord's reasonable expenses and reasonable attorneys' fees.

     10. INSURANCE.

     A.  Tenant's Insurance. Tenant, at its expense, shall maintain at all times
         ------------------
extended coverage, vandalism, malicious mischief, sprinkler leakage, water damage and all risk coverage and demolition and debris removal, insuring the full replacement cost of all improvements, alterations or additions to the Premises made at Tenant's expense, and all other property owned or used by Tenant and located in the Premises; (b) commercial general liability insurance, including blanket contractual liability insurance, with respect to the Building and the Premises, with limits to be set by Landlord from time to time but in any event not less than $3,000,000 each occurrence combined single limit for bodily injury, sickness or death or for damage to or destruction of property, including loss of use thereof; (c) workers' compensation and occupational disease insurance with Illinois statutory benefits and employers liability insurance with limits of not less than $3,000,000 each accident, each disease and aggregate for disease; and (d) insurance against such other risks and in such other amounts as Landlord may from time to time reasonably require. The form of all such policies and deductibles thereunder shall be subject to Landlord's prior approval, which approval shall not be unreasonably withheld, conditioned or delayed. All such policies shall be issued by insurers reasonably acceptable to Landlord and licensed to do business in Illinois. The insurance policies shall name Landlord, any mortgage lender their respective affiliates, subsidiaries, successors and assigns, the property manager and any other parties designated by Landlord as additional insureds. All policies shall require at least thirty (30) days' prior written notice to Landlord of termination or modification and shall be primary and not contributory. Tenant shall at least ten (10) days prior to the Commencement Date, and within ten (10) days prior to the expiration of each such policy, deliver to Landlord certificates evidencing the foregoing insurance or renewal thereof, as the case may be.

     B.  Landlord's Insurance. Landlord shall at all times during the Term carry
         --------------------
a policy of insurance which insures the Building, including the Premises, against loss or damage by fire or other casualty (namely, the perils against which insurance is afforded by a fire insurance policy with "special cause of loss coverage") in an amount not less than the replacement cost of the Building (excluding foundations); provided, however, that Landlord shall not be responsible for, and shall not be obligated to insure against, any loss of or damage to any personal property of Tenant, or which Tenant may have in the Building or the Premises or any trade fixtures installed by or paid for by Tenant on the Premises or any additional improvements which Tenant may construct on the Premises, and Landlord shall not be liable for any loss or damage to such property, regardless of cause, including the negligence of Landlord and its employees, agents, contractors, customers and invitees. If any alterations or improvements made by Tenant pursuant to Section 9 hereof result in an increase of the premiums charged during the Term on the casualty insurance carried by Landlord on the Building, then the cost of such increase in insurance premiums shall be borne by Tenant, which shall reimburse Landlord for the same as additional rent after being billed therefor. Landlord shall also carry commercial general liability insurance with respect to the Building in amounts and with coverages deemed prudent by Landlord (or may self-insure against the liabilities covered by such insurance). Such policy shall be excess and non-contributory of Tenant's liability policies. The cost of all insurance maintained by Landlord shall be included in Expenses.

     C.  Mutual Waiver of Subrogation. Landlord and Tenant each agree that
         ----------------------------
neither Landlord nor Tenant (nor their respective successors or assigns) will have any claim against the other for any loss, damage or injury to property which is covered by insurance carried by either party (or which would have been covered if it had carried the insurance required by this Lease), notwithstanding the negligence of either party in causing the loss. The waiver also applies to each party's directors, officers, employees, shareholders and agents. The waiver does not apply to claims caused by a party's wilful misconduct.

     If despite a party's best efforts it cannot find an insurance company that will allow a waiver at reasonable commercial rates, then it shall give notice to the other party within 30 days after discovering such situation. The other party shall then have 30 days to find an insurance company that will allow the waiver. If the other party cannot find such an insurance company, then both parties shall be released from their obligation to obtain the waiver.

     If an insurance company is found but it will allow the waiver only at rates greater than reasonable commercial rates, then the parties can agree to pay for the waiver under any agreement they can negotiate. If the parties cannot in good faith negotiate an agreement, then both parties shall be released from their obligation to obtain the waiver.

     11. WAIVER AND INDEMNITY.

     A.  Waiver. Tenant releases Landlord, its property manager and their
         ------
respective agents and employees from, and waives all claims for, damage or injury to person or property and loss of business sustained by Tenant and resulting from the Building or the Premises or any part thereof or any equipment therein becoming in disrepair, or resulting from any accident in or about the Building. This paragraph shall apply particularly, but not exclusively, to flooding, damage caused by Building equipment and apparatus, water, snow, frost, steam, excessive heat or cold, broken glass, sewage, gas, odors, excessive noise or vibration or the bursting or leaking of pipes, plumbing fixtures or sprinkler devices. Without limiting the generality of the foregoing, Tenant waives all claims and rights of recovery against Landlord, its property manager and their respective agents and employees for any loss or damage to any property of Tenant, which loss or damage is insured against, or required to be insured against, by Tenant pursuant to Section 10 above, whether or not such loss or damage is due to the fault or negligence of Landlord, its property manager or their respective agents or employees, and regardless of the amount of insurance proceeds collected or collectible under any insurance policies in effect. Notwithstanding anything contained in this Section 11A to the contrary, Tenant shall not be deemed to release Landlord, its property manager or their respective agents or employees from, or waive claims for, damage or injury to person or property or loss of business sustained by Tenant to the extent resulting from the negligence or wilful misconduct of Landlord, its property manager or their respective agents or employees, except to the extent that such damage, injury or loss sustained by Tenant is insured against, or required to be insured against, by Tenant pursuant to Section 10 of this Lease (regardless of the amount of insurance proceeds collected or collectible under any insurance policies in effect).

     B.  Tenant's Indemnity. Tenant agrees to indemnify, defend and hold
         ------------------
harmless Landlord, its property manager and their respective agents and employees, from and against any and all claims, demands, actions, liabilities, damages, costs and expenses (including attorneys' fees), for injuries to any persons and damage to or theft or misappropriation or loss of property occurring in or about the Building and arising from the use and occupancy of the Premises or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises (including, without limitation, any alteration by Tenant) or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed under this Lease or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents. If any such proceeding is filed against Landlord or any such indemnified party, Tenant agrees to defend Landlord or such party in such proceeding at Tenant's sole cost by legal counsel reasonably satisfactory to Landlord, if requested by Landlord. Notwithstanding anything contained in this
Section 11B to the contrary, Tenant shall not be required to indemnify Landlord, its property manager or their respective agents and employees to the extent of any claim or matter which results from the negligence or wilful misconduct of the indemnified party, except to the extent that such claim or matter is insured against, or required to be insured against, by Tenant pursuant to Section 10 of this Lease (regardless of the amount of insurance proceeds collected or collectible under any insurance policies in effect).

     C.  Landlord's Indemnity. Subject to the provisions of Section 25M below,
         --------------------
Landlord agrees to indemnify, defend and hold harmless Tenant and its agents and employees, from and against any and all claims, demands, actions, liabilities, damages, costs and expenses (including attorneys' fees), for injuries to any persons and damage to or theft or misappropriation or loss of tangible property occurring in or about the Building and arising from any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed under this Lease or due to any other negligent act or omission or wilful misconduct of Landlord, its employees, contractors and agents. If any such proceeding is filed against Tenant or any such indemnified party, Landlord agrees to defend Tenant or such party in such proceeding at Landlord's sole cost by legal counsel reasonably satisfactory to Tenant, if requested by Tenant. Notwithstanding anything contained in this Section 11C to the contrary, Landlord shall not be required to indemnify Tenant or its agents and employees from or in respect of any claim or matter which results from the negligence or wilful misconduct of Tenant or its agents and employees.

     12. FIRE AND CASUALTY. Upon a fire or other casualty affecting the Premises or the Building, Landlord, with reasonable diligence, shall restore the Premises or the Building, as applicable. Notwithstanding the foregoing, if 25% or more of the rentable area of the Premises or all or a substantial part of the Building is rendered untenantable by reason of fire or other casualty, Landlord may, at its option, either restore the Premises and the Building, or terminate this Lease effective as of the date of such fire or other casualty. Landlord agrees to give Tenant written notice within 60 days after the occurrence of any such fire or other casualty designating whether Landlord elects to so restore or terminate this Lease. If Landlord elects to terminate this Lease, Rent shall be paid through and apportioned as of the date of such fire or other casualty. If Landlord elects to restore, Landlord's obligation to restore the Premises shall be limited to restoring those improvements in the Premises existing as of the date of such fire or other casualty which were made at Landlord's expense and shall exclude any furniture, equipment, fixtures, additions, alterations or improvements in or to the Premises which were made at Tenant's expense. If Landlord elects to restore, Rent shall abate for that part of the Premises which is untenantable (as defined in Section 5F) on a per diem basis from the date of such fire or other casualty until Landlord has substantially completed its repair and restoration work, provided that Tenant does not occupy such part of the Premises during said period.

     Notwithstanding anything contained in this Section 12 to the contrary, within 60 days after the date of any fire or other casualty which renders all or a substantial part of the Premises or the Building untenantable, Landlord shall provide to Tenant in writing Landlord's good faith estimate of the time required by Landlord to restore the Premises ("Landlord's Restoration Estimate"). If Landlord's Restoration Estimate exceeds 270 days from the date of such fire or casualty, then Tenant shall have the right, exercisable by written notice to Landlord within 15 business days after delivery of Landlord's Restoration Estimate, to terminate this Lease as of the date of such fire or other casualty. Furthermore, if neither party elects to terminate this Lease as provided above and Landlord fails to substantially complete the restoration of the Premises within the time period set forth in Landlord's Restoration Estimate (subject to delays caused by or attributable to Tenant or its agents, employees or contractors or to events of the type described in Section 25I), as Tenant's sole and exclusive remedy for such delay in substantial completion of the restoration, Tenant shall have the right, exercisable by written notice to Landlord within 15 business days after the expiration of the time period set forth in Landlord's Restoration Estimate, to terminate this Lease as of the date of such fire or other casualty. Notwithstanding the foregoing, Tenant shall have no right to terminate this Lease if the fire or other casualty was caused, in whole or in part, by the negligence or intentional misconduct of Tenant or Tenant's agents, employees, contractors, invitees, subtenants or assigns.

     13. CONDEMNATION. If the Premises or the Building is rendered unusable by Tenant for the normal conduct of its business in the Premises, by reason of a condemnation (or by a deed given in lieu thereof), then either party may terminate this Lease by giving written notice of termination to the other party within 30 days after such condemnation, in which event this Lease shall terminate effective as of the date which is the day immediately preceding the date of such condemnation. If this Lease so terminates, Rent shall be paid through and apportioned as of such termination date. If such condemnation does not render the Premises or the Building unusable, this Lease shall continue in effect and Landlord shall promptly restore the portion not condemned to the extent reasonably possible to the condition existing prior to the condemnation. In such event, however, Landlord shall not be required to expend an amount in excess of the proceeds received by Landlord from the condemning authority. Landlord reserves all rights to compensation for any condemnation. Tenant hereby assigns to Landlord any right Tenant may have to such compensation, and Tenant shall make no claim against Landlord or the condemning authority for compensation for termination of Tenant's leasehold interest under this Lease or interference with Tenant's business. Tenant's assignment of its interest in any condemnation award to Landlord is conditioned upon its legal right to prosecute a separate claim in the condemnation proceeding for any relocation award to which it may be entitled or for any furniture, trade fixtures or other fixtures which Tenant is entitled to remove at the termination of the Lease and which are subject to the taking, for the unamortized cost of any improvements paid for by Tenant and for any relocation or other business disruption loss Tenant incurs as a result of such taking. If Tenant's access to the Premises is permanently taken as a result of the condemnation, the Lease shall terminate upon the effective date of the taking unless the parties agree otherwise.

     14. ASSIGNMENT AND SUBLETTING.

     A.  Landlord's Consent. Tenant shall not, without the prior written consent
         ------------------
of Landlord: (i) assign, convey, mortgage or otherwise transfer this Lease or any interest hereunder, or sublease the Premises, or any part thereof, whether voluntarily or by operation of law; or (ii) permit the use of the Premises by any person other than Tenant and its employees. As provided in Section 14B, Landlord shall not unreasonably withhold, condition or delay its consent to any assignment or sublease. Any such transfer, sublease or use described in the preceding sentence (a "Transfer") occurring without the prior written consent of Landlord shall be void and of no effect. Landlord's consent to any Transfer shall not constitute a waiver of Landlord's right to withhold its consent to any future Transfer. Landlord's consent to any Transfer or acceptance of rent from any party other than Tenant shall not release Tenant from any covenant or obligation under this Lease. Landlord may require as a condition to its consent to any assignment of this Lease that the assignee execute an instrument in which such assignee assumes the obligations of Tenant hereunder. For the purposes of this paragraph, the transfer (whether direct or indirect) of all or a majority of the capital stock in a corporate Tenant (other than the shares of the capital stock of a corporate Tenant whose stock is publicly traded) or the merger, consolidation or reorganization of such Tenant and the transfer of all or any general partnership interest in any partnership Tenant shall be considered a Transfer. If Tenant is a general or limited partnership (or is comprised of two or more persons or entities), the change or conversion of Tenant to (i) a limited liability company, (ii) a limited liability partnership or (iii) any other entity which possesses the characteristics of limited liability shall be prohibited unless the prior written consent of Landlord is obtained, which consent may be withheld in Landlord's sole discretion. Any such change or conversion without Landlord's consent shall not release the individuals or entities comprising Tenant from personal liability hereunder. Notwithstanding anything contained in this Section 14A to the contrary, provided Tenant is not then in Default under this Lease, Tenant shall have the right to assign this Lease or sublease the Premises, or any part thereof, to an "Affiliate" (as defined below) without the prior written consent of Landlord, subject to all of the other provisions of this Lease, specifically including, without limitation, the continuation of liability of Tenant under this Lease (and provided Tenant notifies Landlord of such assignment or sublease within 30 days after it occurs). Upon an assignment of this Lease to an Affiliate, the Affiliate shall assume the obligations of the lessee under this Lease from and after the effective date of such assignment pursuant to a written assumption agreement executed and delivered to Landlord within 30 days after the effective date of such assignment. "Affiliate" shall mean (i) any corporation or other entity controlling, controlled by or under the common control with Tenant, (ii) the surviving entity formed as a result of a merger or consolidation with Tenant or
(iii) any person or entity that acquires substantially all of Tenant's assets as a going concern. The word "control", as used herein, shall mean the power to direct or cause the direction of the management and policies of the controlled entity through ownership of more than 50% of the voting securities in such controlled entity. Nothing contained in this Section 14A shall permit an assignment of this Lease or the subleasing of the Premises to any Affiliate that is disreputable, non-creditworthy or otherwise not in keeping with the nature or class of tenants in a Class A office building, as reasonably determined by Landlord. In addition, Tenant shall have the right to provide space in the Premises from time to time (i) to business entities or other organizations for the purpose of conducting educational programs and/or meetings from classrooms within the Premises (provided (w) Tenant shall not allow the use of more than three classrooms, in the aggregate, by such third parties at any time, (x) all such programs and/or meetings shall be a business use consistent with the uses and expectations of tenants in a Class A office building, (y) any school or other educational facility using such space shall not use such space for more than 90 consecutive days at one time, and (z) Tenant shall provide Landlord with at least two business days prior written notice before each such use), and (ii) to concessionaires or independent contractors who provide services directly related to Tenant's use (such as a bookstore or a food and beverage service [provided any such food and beverage service operates only between the hours of 6:00 p.m. and 11:00 p.m. on weekdays]) or serving Tenant's staff and students (but not to exceed 10% of the rentable area of the Premises, in the aggregate with all such concessionaires and contractors), and such use of the Premises shall not constitute a Transfer requiring Landlord's consent. Tenant shall remain liable for all acts or omissions of such users, concessionaires and contractors as if they were employees of Tenant.

     B.  Standards for Consent. If Tenant desires the consent of Landlord to a
         ---------------------
Transfer, Tenant shall submit to Landlord, at least 30 days prior to the proposed effective date of the Transfer, a written notice which includes such information as Landlord may require about the proposed Transfer and the transferee. Landlord shall not unreasonably withhold or condition its consent to any assignment or sublease. Landlord shall notify Tenant whether Landlord withholds or conditions its consent within 15 days after Tenant has submitted to Landlord the written notice and accompanying information described above. Landlord shall not be deemed to have unreasonably withheld its consent if, in the reasonable judgment of Landlord: (i) the transferee is of a character or engaged in a business which is not in keeping with the standards or criteria used by Landlord in leasing the Building; (ii) the financial condition of the transferee is such that it may not be able to perform its obligations in connection with this Lease; (iii) the purpose for which the transferee intends to use the Premises or portion thereof is in violation of the terms of this Lease or the lease of any other tenant in the Building; or (iv) any other reasonable bases. If Landlord consents to any Transfer, Tenant shall pay to Landlord 50% of all rent and other consideration received by Tenant in excess of the Rent paid by Tenant hereunder for the portion of the Premises so transferred (after deducting therefrom the amount of all reasonable brokerage commissions, cash allowances and tenant improvement costs actually paid by Tenant in connection with such Transfer, which amount shall be amortized on a straight-line basis over the lease term of the applicable Transfer). Such rent shall be paid as and when received by Tenant. In addition, Tenant shall pay to Landlord any attorneys' fees and expenses incurred by Landlord in connection with any proposed Transfer, whether or not Landlord consents to such Transfer.

     15. SURRENDER. Upon termination of the Term or Tenant's right to possession of the Premises, Tenant shall return the Premises to Landlord in good order and condition, ordinary wear and damage by fire or other casualty excepted. If Landlord requires Tenant to remove any alterations pursuant to Section 9, then such removal shall be done in a good and workmanlike manner; and upon such removal Tenant shall restore the Premises to its condition prior to the installation of such alterations. If Tenant does not remove such alterations after request to do so by Landlord, Landlord may remove the same and restore the Premises; and Tenant shall pay the cost of such removal and restoration to Landlord upon demand. Tenant shall also remove its furniture, equipment, trade fixtures and all other items of personal property from the Premises prior to the termination of the Term or Tenant's right to possession of the Premises. If Tenant does not remove such items, Tenant shall be conclusively presumed to have conveyed the same to Landlord without further payment or credit by Landlord to Tenant; or at Landlord's sole option such items shall be deemed abandoned, in which event Landlord may cause such items to be removed and disposed of at Tenant's expense, without notice to Tenant and without obligation to compensate Tenant.

     16. DEFAULTS AND REMEDIES.

     A.  Default. The occurrence of any of the following shall constitute a
         -------
default (a "Default") by Tenant under this Lease: (i) Tenant fails to pay any Rent when due and such default shall continue for five days after written notice to Tenant; (ii) Tenant fails to perform any other provision of this Lease and such failure is not cured within 30 days (or immediately if the failure involves a hazardous condition) after notice from Landlord (or if such failure not involving a hazardous condition will take longer than 30 days to cure, if Tenant fails to immediately commence curing such failure or thereafter fails to diligently pursue such cure to completion and in all events if Tenant fails to complete such cure within 90 days after such failure); (iii) the leasehold interest of Tenant is levied upon or attached under process of law; (iv) Tenant or any guarantor of this Lease dissolves; (v) Tenant abandons or vacates the Premises and ceases paying Rent; or (vi) any voluntary or involuntary proceedings are filed by or against Tenant or any guarantor of this Lease under any bankruptcy, insolvency or similar laws and, in the case of any involuntary proceedings, are not dismissed within 60 days after filing.

     B.  Right of Re-Entry. Upon the occurrence of a Default, Landlord may elect
         -----------------
to terminate this Lease, or, without terminating this Lease, terminate Tenant's right to possession of the Premises. Upon any such termination, Tenant shall immediately surrender and vacate the Premises and deliver possession thereof to Landlord. Tenant grants to Landlord the right to enter and, using such force as may be allowed by law, repossess the Premises, expel Tenant and any others who may be occupying the Premises and remove any and all property therefrom, without being deemed in any manner guilty of trespass and without relinquishing Landlord's rights to Rent or any other right given to Landlord hereunder or by operation of law.

     C.  Reletting. If Landlord terminates Tenant's right to possession of the
         ---------
Premises without terminating this Lease, Landlord may relet the Premises or any part thereof. In such case, Landlord shall use reasonable efforts to relet the Premises on such terms as Landlord shall reasonably deem appropriate; provided, however, Landlord may first lease Landlord's other available space and shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting. Tenant shall reimburse Landlord for the reasonable costs and expenses of reletting the Premises including, but not limited to, all brokerage, advertising, legal, alteration and other expenses incurred to secure a new tenant for the Premises. In addition, if the consideration collected by Landlord upon any such reletting, after payment of the expenses of reletting the Premises which have not been reimbursed by Tenant, is insufficient to pay monthly the full amount of the Rent, Tenant shall pay to Landlord the amount of each monthly deficiency as it becomes due. If such consideration is greater than the amount necessary to pay the full amount of the Rent, the full amount of such excess shall be retained by Landlord and shall in no event be payable to Tenant.

     D.  Termination of Lease. If Landlord terminates this Lease, Landlord may
         --------------------
recover from Tenant and Tenant shall pay to Landlord, on demand, as and for liquidated and final damages, an accelerated lump sum amount equal to the amount by which Landlord's reasonable estimate of the aggregate amount of Rent owing from the date of such termination through the Expiration Date plus Landlord's reasonable estimate of the aggregate reasonable expenses of reletting the Premises, exceeds Landlord's estimate of the fair rental value of the Premises for the same period (after deducting from such fair rental value the time needed to relet the Premises and the amount of concessions which would normally be given to a new tenant), both discounted to present value at the rate of 7% per annum.

     E.  Other Remedies. Landlord may but shall not be obligated to perform any
         --------------
obligation of Tenant under this Lease; and, if Landlord so elects, all costs and expenses paid by Landlord in performing such obligation, together with interest at the Default Rate, shall be reimbursed by Tenant to Landlord on demand. Any and all remedies set forth in this Lease: (i) shall be in addition to any and all other remedies Landlord may have at law or in equity, (ii) shall be cumulative, and (iii) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

     F.  Bankruptcy. If Tenant becomes bankrupt, the bankruptcy trustee shall
         ----------
not have the right to assume or assign this Lease unless the trustee complies with all requirements of the United States Bankruptcy Code; and Landlord expressly reserves all of its rights, claims, and remedies thereunder.

     G.  Waiver of Trial by Jury. Landlord and Tenant waive trial by jury in the
         -----------------------
event of any action, proceeding or counterclaim brought by either Landlord or Tenant against the other in connection with this Lease.

     H.  Venue. If either Landlord or Tenant desires to bring an action against
         -----
the other in connection with this Lease, such action shall be brought in the federal or state courts located in Chicago, Illinois. Landlord and Tenant consent to the jurisdiction of such courts and waive any right to have such action transferred from such courts on the grounds of improper venue or inconvenient forum.

     I.  Default by Landlord. Landlord's failure to perform or observe any of
         -------------------
its material obligations under this Lease shall constitute a default by Landlord under this Lease only if such failure shall continue for a period of 30 days (or the additional time, if any, that is reasonably necessary to cure the failure) after Landlord receives written notice from Tenant specifying the default. The notice shall give in reasonable detail the nature and extent of the failure and shall identify the Lease provision(s) containing the obligation(s). If Landlord shall default in the performance of any of its obligations under this Lease (after notice and opportunity to cure as provided herein), Tenant may pursue any remedies available to it under the law and this Lease.

     17. HOLDING OVER. If Tenant retains possession of the Premises after the expiration or termination of the Term or Tenant's right to possession of the Premises, Tenant shall pay Rent during such holding over at 150% of the rate in effect immediately preceding such holding over computed on a monthly basis for each month or partial month that Tenant remains in possession. Tenant shall also pay, indemnify and defend Landlord from and against all claims and damages, consequential as well as direct, sustained by reason of Tenant's holding over (provided Tenant shall not be liable for consequential damages unless such holding over extends more than 30 days after the last to occur of (x) the expiration or termination of this Lease and (y) written notice from Landlord that holding over by Tenant may result in consequential damages). The provisions of this Section do not waive Landlord's right of re-entry or right to regain possession by actions at law or in equity or any other rights hereunder, and any receipt of payment by Landlord shall not be deemed a consent by Landlord to Tenant's remaining in possession or be construed as creating or renewing any lease or right of tenancy between Landlord and Tenant.

     18. INTENTIONALLY DELETED.

     19. [INTENTIONALLY DELETED]

     20. ESTOPPEL CERTIFICATES. Tenant agrees that, from time to time upon not less than 10 business days' prior written request by Landlord, Tenant shall execute and deliver to Landlord a written certificate certifying: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid; (iii) that Tenant is in possession of the Premises, if that is the case;
(iv) that Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (v) that Tenant has no off-sets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any off-sets or defenses, a full and complete explanation thereof); and (vi) such additional matters as may be requested by Landlord, it being agreed that such certificate may be relied upon by any prospective purchaser, mortgagee or other person having or acquiring an interest in the Building. If Tenant fails to execute and deliver any such certificate within 10 business days after request, and such failure continues for more than five days after a second written request from Landlord, then such failure shall constitute a Default hereunder (without the necessity of delivering any further notice as otherwise required pursuant to Section 16A).

     21. SUBORDINATION. This Lease is and shall be expressly subject and subordinate at all times to (a) any present or future ground, underlying or operating lease of the Building, and all amendments, renewals and modifications to any such lease, and (b) the lien of any present or future mortgage or deed of trust encumbering fee title to the Building and/or the leasehold estate under any such lease. If any such mortgage or deed of trust be foreclosed, or if any such lease be terminated, upon request of the mortgagee, beneficiary or lessor, as the case may be, Tenant will attorn to the purchaser at the foreclosure sale or to the lessor under such lease, as the case may be. The foregoing provisions are declared to be self-operative and no further instruments shall be required to effect such subordination and/or attornment; provided, however, that Tenant agrees upon request by any such mortgagee, beneficiary, lessor or purchaser at foreclosure, as the case may be, to execute such subordination and/or attornment instruments as may be required by such person to confirm such subordination and/or attornment on the form customarily used by such party. Notwithstanding the foregoing to the contrary, any such mortgagee, beneficiary or lessor may elect to give the rights and interests of Tenant under this Lease (excluding rights in and to insurance proceeds and condemnation awards) priority over the lien of its mortgage or deed of trust or the estate of its lease, as the case may be. In the event of such election and upon the mortgagee, beneficiary or lessor notifying Tenant of such election, the rights and interests of Tenant shall be deemed superior to and to have priority over the lien of said mortgage or deed of trust or the estate of such lease, as the case may be, whether this Lease is dated prior to or subsequent to the date of such mortgage, deed of trust or lease. In such event, Tenant shall execute and deliver whatever instruments may be required by such mortgagee, beneficiary or lessor to confirm such superiority on the form customarily used by such party. If Tenant fails to execute any instrument required to be executed by Tenant under this Section 21 within 10 business days after written request, and such failure continues for more than five days after a second written request from Landlord, then such failure shall constitute a Default hereunder (without the necessity of delivering any further notice as otherwise required pursuant to Section 16A). Notwithstanding anything in this Section 21 to the contrary, Landlord agrees to procure and deliver to Tenant prior to the Commencement Date a non-disturbance agreement from the present first mortgagee on the form attached hereto as Exhibit F. Landlord represents to Tenant that, as of the date of this Lease, National City Bank of Michigan-Illinois is the only mortgagee upon the Building. Furthermore, Tenant's agreement under this Section to subordinate this Lease to the interest of any holder of a ground, underlying or operating lease or mortgage or deed of trust executed or delivered after the execution and delivery of this Lease is subject to and conditioned on Landlord causing such party to deliver to Tenant a non-disturbance and attornment agreement on such party's customary form whereby such party agrees that so long as Tenant is not in default under the terms of this Lease, Tenant's tenancy for the use and purposes herein described and all rights granted to Tenant herein will not be disturbed and will remain in full force and effect throughout the Term of this Lease and any extensions thereof.

     22. QUIET ENJOYMENT. As long as no Default exists, Tenant shall peacefully and quietly have and enjoy the Premises for the Term, free from interference by Landlord, subject, however, to the provisions of this Lease. The loss or reduction of Tenant's light, air or view will not be deemed a disturbance of Tenant's occupancy of the Premises nor will it affect Tenant's obligations under this Lease or create any liability of Landlord to Tenant.

     23. BROKER. Tenant represents to Landlord that Tenant has dealt only with the brokers set forth in Item 9 of the Schedule (the "Brokers") in connection with this Lease and that, insofar as Tenant knows, no other broker negotiated this Lease or is entitled to any commission in connection herewith. Tenant agrees to indemnify, defend and hold Landlord, its property manager and their respective employees harmless from and against all claims, demands, actions, liabilities, damages, costs and expenses (including, attorneys' fees) arising from either (i) a claim for a fee or commission made by any broker, other than the Brokers, claiming to have acted by or on behalf of Tenant in connection with this Lease, or (ii) a claim of, or right to, lien under the statutes of Illinois relating to real estate broker liens with respect to any such broker retained by Tenant. Landlord represents to Tenant that Landlord has dealt only with the Brokers in connection with this Lease and that, insofar as Landlord knows, no other broker negotiated this Lease or is entitled to any commission in connection herewith. Landlord agrees to indemnify, defend and hold Tenant harmless from and against all claims, demands, actions, liabilities, damages, costs and expenses (including, attorneys' fees) arising from a claim for a fee or commission made by any broker, other than the Brokers, claiming to have acted by or on behalf of Landlord in connection with this Lease. Landlord agrees to pay the Brokers a commission in accordance with the separate agreement between Landlord and the Brokers described in Item 10 of the Schedule.

     24. NOTICES. All notices and demands to be given by one party to the other party under this Lease shall be given in writing, mailed or delivered to Landlord or Tenant, as the case may be, at the address set forth below or at such other address as either party may hereafter designate. Notices shall be delivered by hand by a documented service or by United States certified or registered mail, postage prepaid, return receipt requested, or by a nationally recognized overnight air courier service.

         If to Tenant:                       The University of Phoenix, Inc.
                                             c/o Apollo Development Corp.
                                             4615 East Elwood Street, Suite 160
                                             Phoenix, Arizona 85040
                                             Attention: Mr. William J. Swirtz,
                                             President

         With copies (in cases of            Snell & Wilmer L.L.P.
         notices of default only) to:        One Arizona Center
                                             Phoenix, Arizona 85004-2202
                                             Attention: Jody Pokorski, Esq.

         If to Landlord:                     Windy Point of Schaumburg L.L.C.
                                             c/o Fifield Realty Corp.
                                             20 North Wacker Drive
                                             Suite 3200
                                             Chicago, Illinois 60606
                                             Attention: President

         With copies to:                     Citigroup Investments
                                             190 South LaSalle Street
                                             Suite 2740
                                             Chicago, Illinois 60603
                                             Attn: Vice President

Notices shall be considered to have been given upon actual receipt (or refusal to accept delivery).

         25.  MISCELLANEOUS.

         A.   Successors and Assigns. Subject to Section 14 of this Lease, each
              ----------------------
provision of this Lease shall extend to, bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns; and all references herein to Landlord and Tenant shall be deemed to include all such parties.

         B.   Entire Agreement. This Lease, and the riders and exhibits, if any,
              ----------------
attached hereto which are hereby made a part of this Lease, represent the complete agreement between Landlord and Tenant; and Landlord has made no representations or warranties except as expressly set forth in this Lease. No modification or amendment of or waiver under this Lease shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

         C.   Time of Essence. Time is of the essence of this Lease and each and
              ---------------
all of its provisions.

         D.   Execution and Delivery. Submission of this instrument for
              ----------------------
examination or signature by Tenant does not constitute a reservation of space or an option for lease, and it is not effective until execution and delivery by both Landlord and Tenant. Execution and delivery of this Lease by Tenant to Landlord shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions set forth herein, which offer may not be revoked for seven days after such delivery.

         E.   Severability. The invalidity or unenforceability of any provision
              ------------
of this Lease shall not affect or impair any other provisions.

         F.   Governing Law. This Lease shall be governed by and construed in
              -------------
accordance with the laws of the State in which the Premises are located.

         G.   Attorneys' Fees. The nonprevailing party shall pay the prevailing
              ---------------
party all costs and expenses, including reasonable attorneys' fees, incurred by such prevailing party in successfully enforcing the nonprevailing party's obligations or successfully defending the prevailing party's rights under this Lease against the nonprevailing party. Each party hereto shall pay the costs and expenses, including reasonable attorneys' fees, incurred by the other party as a result of any litigation in which such first party causes such second party, without such second party's fault to become involved as a result of this Lease.

         H.   Joint and Several Liability. If Tenant is comprised of more than
              ---------------------------
one party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease.

         I.   Force Majeure. Landlord shall not be in default hereunder and
              -------------
Tenant shall not be excused from performing any of its obligations hereunder if Landlord is prevented from performing any of its obligations hereunder due to any accident, breakage, strike, shortage of materials, acts of God or other causes beyond Landlord's reasonable control. Tenant shall not be in default hereunder and Landlord shall not be excused from performing any of its obligations hereunder if Tenant is prevented from performing any of its obligations hereunder due to any accident, breakage, strike, shortage of materials, acts of God or other causes beyond Tenant's reasonable control (provided, however, no cause of any sort shall excuse Tenant from its obligations to pay Rent when due and to surrender the Premises upon the expiration of the Term as provided herein).

     J.  Captions. The headings and titles in this Lease are for convenience
         --------
only and shall have no effect upon the construction or interpretation of this Lease.

     K.  No Waiver. No receipt of money by either party from the other after
         ---------
termination of this Lease or after the service of any notice or after the commencing of any suit or after final judgment for possession of the Premises shall renew, reinstate, continue or extend the Term or affect any such notice or suit. No waiver of any default of either party shall be implied from any omission by the other to take any action on account of such default if such default persists or be repeated, and no express waiver shall affect any default other than the default specified in the express waiver and then only for the time and to the extent therein stated.

     L.  No Recording. Tenant shall not record this Lease or a memorandum of
         ------------
this Lease in any official records.

     M.  Limitation of Liability. Any liability of Landlord under this Lease
         -----------------------
shall be limited solely to its equity interest in the Building, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

     N.  Counterparts. This Lease may be executed in multiple counterparts
         ------------
which, when taken together, shall be deemed to constitute a single instrument.

     26. PARKING. The Windy Point of Schaumburg complex currently consists of two office towers (designated as "Phase I" [which is the Building] and "Phase II"), a Morton's restaurant, an undeveloped restaurant site and two hotels (collectively, the "Complex"). Serving the Complex there are a total of approximately 2,150 parking spaces as of the date of this Lease (including estimated spaces on the undeveloped restaurant site). Within the Complex there are, as of said date, approximately 830 parking spaces serving Phase I and approximately 970 parking spaces serving Phase II (or a total of approximately 1,800 spaces for Phases I and II combined). Of the Phases I and II parking spaces, as of said date, a total of 683 spaces are reserved either to existing tenants or are designated as Handicapped or 45-Minute Spots. As of the date of this Lease, Phase II is a fully-occupied, single tenant building to the East of the Building. Tenant may use for parking the surface parking areas serving the Complex, free of charge on a first come, first-served basis. Such use of the parking spaces shall be subject to rules and regulations promulgated from time to time by Landlord. Tenant acknowledges and agrees that Landlord or other owners may designate certain spaces or areas in the Complex as "reserved," and Tenant agrees not to permit its employees, agents, guests and invitees to park in such spaces or areas (subject to the following limitation on Landlord's right to designate additional reserved parking spaces). Furthermore, Tenant agrees that during the hours 8:00 a.m. to 5:30 p.m. on weekdays, Tenant and its employees, agents, contractors and invitees shall not use more than 4.0 parking spaces per 1,000 rentable square feet of the Premises (i.e., initially, 113 parking spaces). Tenant's business operates primarily after normal business hours and requires parking capacity beyond normal office usage. Landlord acknowledges that, for Tenant to optimize its business operations at the Premises, Tenant would like to have available up to 380 parking spaces in the parking lots serving Phase I and Phase II of the Complex between the hours of 5:30 p.m. and 11:30 p.m. on weekdays and during normal business hours on weekends ("Tenant's Hours"). Tenant acknowledges that there are a total of approximately 1,117 unreserved parking spaces serving Phase I and Phase II as of the date of this Lease. Tenant further acknowledges that the use of such spaces will be on a first-come, first-served basis. Tenant further acknowledges that the current tenants and occupants of the Complex are not limited in the number of parking spaces that they may use during Tenant's Hours.

     Landlord agrees that, to the extent within Landlord's control, Landlord will not (a) knowingly permit any of the parking lots serving the Complex to be used for off-site parking or by any parties other than owners, occupants and tenants of the Complex and their invitees, (b) after the date of this Lease, reserve so many additional parking spaces that thereafter less than 380 parking spaces in the lots serving the Complex are available for Tenant's use on a first-come, first-served basis during Tenant's Hours, and/or (c) restripe or reconfigure the parking lots so that, as a result of such reconfiguration or restriping, less than 380 parking spaces in the lots serving the Complex are available for Tenant's use on a first-come, first-served basis during Tenant's Hours. Landlord agrees that in entering into a lease with a new tenant for Phase I or Phase II, Landlord will not enter into such lease if Landlord reasonably believes, at the time of execution of such new lease, that as the result of the proposed business operations of such new tenant there will not be 380 parking spaces in the lots serving the Complex available for Tenant's use, on a first-come, first served basis, during Tenant's Hours. Furthermore, in deciding whether to consent to any proposed subletting or assignment of any lease in Phase I or Phase II, to the extent allowed by law and the applicable lease, Landlord will withhold its consent to such subletting or assignment if Landlord reasonably believes at the time of execution of such sublease or assignment that, as the result of the proposed business operations of such subtenant or assignee, there will not be 380 parking spaces in the lots serving the Complex available for Tenant's use, on a first-come, first served basis, during Tenant's Hours. Both parties covenant and agree that they will cooperate fully and reasonably with one another to develop viable plans and alternatives to satisfy Tenant's parking needs of up to 380 parking spaces during Tenant's Hours if unreserved parking serving the Complex proves to be inadequate on a first-come, first-served basis.

     27. EXTENSION OPTION.

     A.  Extension Option. Tenant shall have an option (the "Extension Option")
         ----------------
to extend the Term with respect to all (but not less than all) of the Premises demised under or pursuant to this

Lease as of the expiration date of the initial Term, for one additional term (the "Extension Term") of five years, upon the following terms and conditions:

          (1) Tenant gives Landlord written notice of Tenant's election to exercise the Extension Option not later than nine months prior to the expiration date of the initial Term;

          (2) Tenant submits current financial statements of Tenant to Landlord concurrently with Tenant's notice exercising the Extension Option (provided Tenant shall not be required to submit such financial statements concurrently with exercise of the Extension Option if Tenant's financial statements are readily available through public sources) and such financial statements are reasonably satisfactory to Landlord; and

          (3) Tenant is not in Default under this Lease, either on the date Tenant exercises the Extension Option or on the expiration date of the initial Term, and this Lease is in full force and effect on the date on which Tenant exercises the Extension Option and on the proposed commencement date of the Extension Term.

     B.   Terms. If Tenant timely and properly exercises the Extension Option:
          -----

          (1) The Rent payable for the Extension Term shall be equal to the "market rate of rent" that Landlord reasonably anticipates will be in effect at the commencement of the Extension Term. "Market rate of rent" shall mean 95% of the rate of Base Rent (including component parts of such rate of Base Rent such as fixed and/or indexed rental adjustments and taking into account tenant concessions, if any, such as rent abatements and tenant improvement allowances), plus 100% of the rental adjustments for Taxes and Expenses for the Building, which landlords of comparable buildings in Schaumburg, Illinois are offering to third party tenants for office space comparable to the Premises (taking into account the lengths of the terms and the sizes and levels of improvement of the spaces demised under such leases to third party tenants). The Base Rent payable during the Extension Term shall be subject to adjustment during the Extension Term as provided in Landlord's written notice setting forth the market rate of rent. There shall be no abatement of Base Rent or Adjustment Rent for the Premises during the Extension Term, except as may be specifically provided in Landlord's written notice setting forth the market rate of rent.

          (2) Upon Tenant's exercise of the Extension Option, Landlord shall provide to Tenant written notice of Landlord's determination of the "market rate of rent" within 30 days. Tenant shall have 20 days ("Tenant's Review Period") after receipt of Landlord's notice of the proposed "market rate of rent" within which to accept such proposed "market rate of rent" or to object thereto in writing. If Tenant so objects, Landlord and Tenant shall attempt to agree upon such "market rate of rent" in good faith. If Landlord and Tenant fail to reach agreement by the date that is 20 days following the expiration of Tenant's Review Period (the "Outside Agreement Date"), then each party's good faith determination of "market rate of rent" shall be submitted by sealed bid to arbitration in accordance with the following procedure:

               (a) Not later than 20 days following the Outside Agreement Date, Landlord and Tenant shall each appoint one independent arbitrator who shall by profession be a real estate appraiser (with the professional designation of M.A.I. or, if M.A.I. ceases to exist, a comparable designation from an equivalent professional appraiser organization) who shall have been active over the 10-year period ending on the date of such appointment in appraising commercial office properties in Rosemont, Illinois. The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted "market rate of rent" for the Extension Term is the closest to the "market rate of rent" for the Extension Term as determined by the arbitrators, taking into account the elements listed in Section 27B(1).

               (b) The two arbitrators so appointed shall within 10 days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators. If the two arbitrators fail to agree upon and appoint a third arbitrator, both arbitrators shall be dismissed and Landlord and Tenant each shall promptly select and appoint one new arbitrator each possessing the qualifications above.

               (c) The three arbitrators shall within 30 days of the appointment of to the third arbitrator reach a decision as to whether the parties shall use Landlord's or Tenant's submitted "market rate of rent" and shall notify Landlord and Tenant thereof in writing.

               (d) The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant and judgment upon such decision may be entered into by any court having jurisdiction over Landlord and Tenant.

               (e) The cost of arbitration shall be paid by Landlord if Tenant's submitted "market rate of rent" is selected and by Tenant if Landlord's submitted "market rate of rent" is selected.

               (f) Notwithstanding the foregoing, if either Landlord or Tenant fails to appoint an arbitrator within 30 days after the Outside Agreement Date as provided above and such failure to appoint an arbitrator is not cured within 10 days after receipt by such failing party of written demand to do so by the other party (which other party shall have appointed its arbitrator prior to sending such written demand), then the arbitrator appointed by the party sending such demand, acting alone, shall reach a decision on the applicable "market rate of rent," notify Landlord and Tenant in writing thereof, and such arbitrator's decision shall be binding on Landlord and Tenant.

               (g) If for any reason whatsoever the applicable "market rate of rent" has been determine by the commencement date of the Extension Term, the average of (a) the "market rate of rent" (and terms of payment)as proposed by Landlord and (b) the be rent" (and terms of payment) as proposed by Tenant, shall be utilized as the rate of rent until such time as the final "market rate of rent" has been conclusively determined (at which time, (x) if Landlord's submitted "market rate of rent" is selected, Tenant shall promptly pay Landlord the excess amount due, if any, for the period during which the "average" market rate of base rent was utilized or (y) if Tenant's submitted "market rate of rent" is selected, Landlord shall credit against rent next coming due the excess amount paid by Tenant, if any, for the period during which the "average" market rate of rent was utilized.)

          (3) Tenant shall have no further options to extend the Term of this Lease be yond the expiration date of the Extension Term.

          (4) Landlord shall not be obligated to perform any leasehold improvement work in the Premises or give Tenant any allowance for any such work or any other purposes during or for the Extension Term, except as to any allowance which may be specifically provided in Landlord's written notice setting forth the market rate of rent.

          (5) Except for the rate of Base Rent and except as otherwise provided herein, all of the terms and provisions of this Lease shall remain the same and in full force and effect during the Extension Term.

     C.   Amendment. If Tenant exercises the Extension Option, Landlord and
          ---------
Tenant shall execute and deliver an amendment to this Lease reflecting the lease of the Premises by Landlord to Tenant for the Extension Term on the terms provided above, which amendment shall be executed and delivered within 30 days after the final determination of the market rate of rent for the Extension Term.

     D.   Termination. The Extension Option shall automatically terminate and
          -----------
become null and void upon the earlier to occur of (1) the expiration or termination of this Lease, (2) the termination of Tenant's right to possession of all or any part of the Premises, (3) the assignment of this Lease by Tenant, in whole or in part (other than to an Affiliate), (4) the sublease by Tenant of all or any part of the Premises (other than to an Affiliate), or (5) the failure of Tenant to timely or properly exercise the Extension Option.

     28.  EXCLUSIVITY.

     A.   Exclusive Use. As used in this Section, the "Exclusive Use" shall mean
          -------------
the operation of an adult educational facility (not including an educational facility for a tenant's or occupant's own employees or contractors).

     B.   Exclusivity. So long as Tenant is not in Default under this Lease and
          -----------
the primary use being made of the Premises is the Exclusive Use, and subject to applicable anti-trust and fair trade laws, statutes, rules and regulations, Landlord agrees that Landlord will not itself hereafter lease at any time during the Term any space in the Building to a tenant for the express permitted primary use and purpose of the Exclusive Use; provided, however, that Landlord shall not be obligated to expressly state in any lease that the tenant thereunder may not use its premises for the Exclusive Use. It shall not be a breach of the aforesaid covenant and Landlord shall have no liability to Tenant hereunder if:

          (1) any tenant of the Building uses its premises for the Exclusive Use in violation of the express permitted use set forth in such tenant's lease;

          (2) any tenant of the Building uses its premises for the Exclusive Use, but such use is incidental to and not the primary use permitted under such tenant's lease;

          (3) any tenant of the Building under a lease in existence as of the date of this Lease (including, without limitation, Global Knowledge Network, Inc.) uses its premises for the Exclusive Use; or

          (4) any tenant of the Building subleases its premises or transfers or assigns its lease (whether by voluntary transfer, bankruptcy or operation of law) to a tenant which uses its premises for the Exclusive Use; provided, however, that Landlord shall, if and to the extent permitted by law and the provisions of the applicable tenant's lease, withhold its consvvent to any such sublease, transfer or assignment, in which event Tenant shall indemnify, defend and hold Landlord harmless from and against all claims, actions, damages, liabilities, costs and expenses (including court costs and attorneys' fees) asserted against or sustained by Landlord by reason of such withholding of consent.

     C.   Enforcement. In the event of the occurrence of an event described in
          -----------
either clause (1) or (4) of subsection B above, Landlord shall use reasonable efforts (but shall not be obligated to institute any legal action) to cause the applicable tenant to cease such unpermitted use; provided, however, that if such unpermitted use continues for 90 days or more and Landlord has not instituted any legal action to cause such tenant to cease such unpermitted use, then Tenant shall be authorized, at Tenant's expense and as Landlord's agent, to institute legal action to cause such tenant to cease such unpermitted use, in which event Tenant shall indemnify, defend and hold Landlord harmless from and against all claims, actions, damages, liabilities, costs and expenses (including court costs and attorneys' fees) asserted against or sustained by Landlord by reason of such legal action.

         29. SIGNAGE. Tenant, at Tenant's expense, shall have the right during the Term to maintain a pylon sign at a location designated by Landlord north of the Building and visible from the Interstate 90 Tollway. The design of Tenant's pylon sign shall be in compliance with all applicable codes, ordinances, laws, regulations and statutes and the Declaration and further subject to Landlord's reasonable approval and supervision. The pylon shall not exceed 15 feet in height and shall have no more than two sign surfaces, each such surface not to exceed 100 square feet. The parties shall agree upon a vendor to prepare and install the sign, and Tenant shall arrange for said vendor to prepare a to scale rendering of the proposed sign for Landlord's approval. Once Landlord has approved the signage, Tenant shall be responsible for obtaining any signage permit or license required. Tenant shall pay the cost of such signage and installation. Tenant acknowledges that Landlord has made no representation, warranty or covenant that Tenant can obtain all approvals, permits and licenses for Tenant's desired sign (and the failure to obtain any such approval, permit or license shall not affect Tenant's other obligations under this Lease, shall not give rise to any abatement of Rent or other credit and shall not constitute a default by Landlord). It shall be a condition of Tenant's right to maintain such pylon sign that (a) Tenant is not in Default under this Lease and (b) this Lease is in full force and effect. It shall be a further condition of Tenant's right to maintain such pylon sign that Tenant is an occupant of at least 20,000 rentable square feet of space in the Building (not including occupancy of any subtenants or assignees other than Affiliates). Landlord shall install and maintain the pylon sign at Tenant's expense. Upon the expiration or termination of the Term or Tenant's right to retain such signage, Landlord, at Tenant's expense, may remove the pylon sign. The rights granted to Tenant in this Section 29 are personal to The University of Phoenix, Inc. and shall not inure for the benefit of any subtenant or assignee (other than an Affiliate).

         30. TEMPORARY SPACE. Landlord grants a license to Tenant to use certain space on the second floor of the Building, consisting of approximately 1,029 rentable square feet (the "Temporary Space"), as shown on Exhibit E attached hereto, for Tenant to conduct business operations while Landlord performs the Work described in the Work Letter Agreement. Tenant's occupancy of the Temporary Space shall be upon all of the same terms and provisions as are contained in this Lease with respect to the Premises, except as follows:

             (1) Tenant shall pay Base Rent for the Temporary Space in the amount of $1,444.89 per month. Furthermore, Tenant shall pay Adjustment Rent for the Temporary Space and Tenant's Proportionate Share therefore shall be 0.550%. Base Rent and Adjustment Rent for the Temporary Space shall be payable in the manner set forth in Section 2. Tenant shall pay for all electricity and building services used in the Temporary Space;

             (2) Tenant's right to occupy the Temporary Space shall commence on November 26, 2001 and, subject to clause (5) below, shall expire on the first to occur of (i) substantial completion of the Work, (ii) March 31, 2002 (unless the current tenant of the Temporary Space agrees, in its sole and absolute discretion, to allow an extension of the period of Tenant's occupancy), or (iii) the date that this Lease is terminated;


                  (3) Tenant shall accept the Temporary Space in its "as-is" physical condition, without any representation, credit or allowance from Landlord with respect to the condition or improvement thereof, provided, however, at Tenant's option, Landlord, at Landlord's expense, shall construct two offices within the Temporary Space. If Landlord constructs such offices and the succeeding tenant of such space desires the demolition of the offices, Tenant shall reimburse Landlord for the reasonable costs of such demolition;

                  (4) It shall be a condition of Tenant's right to occupy the Temporary Space that this Lease is in full force and effect and Tenant is not in Default under this Lease at any time while Tenant is occupying the Temporary Space; and

                  (5) The current tenant of the Temporary Space has the right to reclaim the Temporary Space effective as of the last day of any calendar month. If the current tenant reclaims the Temporary Space, Landlord shall have the right, upon not less than 20 days prior written notice to Tenant, to terminate Tenant's license of the Temporary Space. Tenant agrees to vacate the Temporary Space on or before the effective termination date of the license. Furthermore, if Tenant still requires the use of temporary space, Landlord shall arrange for Tenant to have available for its use two rooms at one of the hotels in the Complex and Landlord shall reimburse Tenant, monthly, for any room charges for such rooms in excess of the amount Tenant would otherwise have paid to Landlord for the Temporary Space pursuant to clause (1) above.

         31. AUTHORITY. Landlord represents and warrants to Tenant that the individual executing this Lease on behalf of Landlord is authorized to do so. Upon written request from Tenant, Landlord will deliver to Tenant a copy of a resolution or other document evidencing such authority. Landlord has good and marketable fee simple title to the Building, including the Premises, with full right and authority to grant the estate demised herein and to execute and perform all of the terms and conditions of this Lease. Tenant represents and warrants to Landlord that the individual executing this Lease on behalf of Tenant is authorized to do so. Upon written request from Landlord, Tenant will deliver to Landlord a copy of a resolution or other document evidencing such authority.

                     [Signatures are on the following page]

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:                                         TENANT:
--------                                          ------

WINDY  POINT  OF  SCHAUMBURG                      THE APOLLO GROUP, INC., an
L.L.C., a  Delaware limited liability company     Arizona corporation

By:      FRC WINDY POINT L.L.C., an Illinois      By:    /s/ [ILLEGIBLE]
                                                      -------------------------
         limited liability company, its managing  Title:     President
         member                                          ----------------------

         By:    /s/ Steven D. FiField
             ----------------------------
         Title:     Managing Member
                -------------------------

                           (Landlord's Acknowledgment)

STATE OF ILLINOIS  )
                   )  SS.
COUNTY OF COOK     )


         On this ______________ day of __________________, 2001, before me appeared ____________________________________________, to me personally known, who being by me duly sworn, did say that he/she is the ____________________ of FRC WINDY POINT, L.L.C., an Illinois limited liability company ("Manager") and managing member of WINDY POINT OF SCHAUMBURG L.L.C., a Delaware limited liability company ("Owner"), the company that executed the within and foregoing instrument and that said instrument was signed and sealed in behalf of said Manager and Owner, and said __________________________________ acknowledged said instrument to be the free act and deed of said Manager and Owner.

                                                  ______________________________
                                                           NOTARY PUBLIC

                        (Tenant Corporate Acknowledgment)


STATE OF ARIZONA  )
                  )  SS.
COUNTY OF MARICOPA)


     On this 16/th/ day of November, 2001, before me appeared Todd S. Nelson, to me personally known, who being by me duly sworn, did say that (he) (she) is the President of THE APOLLO GROUP, INC., an Arizona corporation, the corporation that executed the within and foregoing instrument and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and that the seal affixed is the corporate seal of said corporation and said President acknowledged said instrument to be the free act and deed of said corporation.

=====================================            /s/ Erin M. Hugus
 [LOGO]    "OFFICIAL SEAL"                       ------------------------------
            Erin M. Hugus                                  NOTARY PUBLIC
         Notary Public-Arizona
            Maricopa County
    My Commission Expires 11/12/2004
=====================================

                                     EXHIBIT A

                                   [FLOOR PLAN]